SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report	November 19, 2003
(Date of earliest event reported)	November 14, 2003

First Ottawa Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30495	36-4331185
(Commission File Number)	(I.R.S. Employer Identification Number)

701-705 LaSalle Street, Ottawa, Illinois	61350
(Address of principal executive offices)	(Zip Code)

(815) 434-0044
(Registrant’s telephone number, including area code)

Item 2.	Acquisition or Disposition of Assets

On November 14, 2003, First National Bank of Ottawa, the subsidiary bank of First Ottawa Bancorp, Inc., completed its acquisition of two banking branches of First Midwest Bank located in Streator, Illinois.

The pro forma financial information regarding the transaction will be filed with the SEC on an amended Form 8-K as soon as practicable.

A copy of the news release announcing the completion of the acquisition is attached as Exhibit 99.1

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired.

None required.

(b)	Pro Forma Financial Information.

None required.

(c)	Exhibits.

99.1 Press Release dated November 14, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST OTTAWA BANCSHARES, INC.

Dated: November 19, 2003	By:	/s/ Joachim J. Brown
Joachim J. Brown
President